Exhibit 99.1

MERGER OF VAXGEN AND DIADEXUS May 28, 2010 Filed by VaxGen, Inc. Pursuant to Rule 425 Under the Securities Act of 1933 Subject Company: VaxGen, Inc. Commission File No. 0-26483

Deal Summary Merger would combine cash resources of VaxGen with diaDexus' diagnostics business VaxGen proposes to acquire diaDexus in a stock-for-stock merger Companies have signed a definitive merger agreement VaxGen will issue, as merger consideration, common stock equal to approximately 38% of the outstanding shares of the combined company immediately following the merger and VaxGen stockholders will continue to own approximately 62% of the combined company immediately following the merger Certain diaDexus equity holders have provided a $1.5 MM bridge loan, and VaxGen has provided a bridge loan of up to $6 MM to diaDexus; should diaDexus draw more than $4 MM of the VaxGen bridge loan, the diaDexus equity holder ownership percentage would be reduced by 0.000001915% per dollar advanced over $4 MM; both loans are secured by the assets and IP of diaDexus Target date for closing of the merger is 3rd Quarter, 2010, subject to federal securities exemption permitted pursuant to a "California Fairness Hearing", or clearance by the SEC; other closing conditions apply Combined company retains anthrax vaccine milestone and royalty rights and HIV vaccine commercial rights of VaxGen Combined company board: 2 members nominated by VaxGen, 3 members nominated by diaDexus Officers of the combined company would be the current officers of diaDexus Following the closing of the merger, VaxGen would change its name to diaDexus The cash resources of the combined company would provide diaDexus with capital to fund growth of its commercial organization and infrastructure, continued activities for broader reimbursement coverage, and potential expansion of its product portfolio, including the expenses needed to remain a public reporting company VaxGen Details Cash and short term investments (3/31/10) = $31.3MM Employees (3/31/10) = 3 Fully diluted shares (3/31/10) = 33.1MM South San Francisco facility lease expires in Dec 2016 Operating lease liability (12/31/09) = $17.8MM 2009 revenue = $11.9MM 2009 net loss = $5.3MM 2009 net cash used in operating activities = $5.6 million Cash and short term investments (3/31/10) = $2.9MM Debt (3/31/10) = $2.5MM Employees (3/31/10) = 56 South San Francisco facility lease expires in Jun 2011 MERGER OF VAXGEN AND DIADEXUS diaDexus Details (unaudited)

Important Additional Information May Be Filed with the SEC In connection with the proposed merger transaction between VaxGen and diaDexus, VaxGen may file with the SEC a registration statement on Form S-4, which will include a prospectus of VaxGen and other relevant materials in connection with the proposed transactions, and may file with the SEC other documents regarding the proposed transaction. The final prospectus would be mailed to the stockholders of diaDexus. Investors and security holders of diaDexus are urged to read the prospectus (including any amendments or supplements thereto) and the other relevant material carefully in their entirety IF AND when they become available because they will contain important information about diaDexus, VaxGen and the proposed transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom. Upon filing, any prospectus and other relevant materials (when and if they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by VaxGen by directing a written request VaxGen, Inc., 379 Oyster Point Boulevard, Suite 10, South San Francisco, CA 94080, Attention: Investor Relations.

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about diaDexus and VaxGen. Such statements include, but are not limited to, statements about the proposed transaction between VaxGen and diaDexus and its potential benefits to the diaDexus and VaxGen stockholders, the expected timing of the completion of the transaction, the combined company's plans, objectives, expectations and intentions with respect to future operations and products and other statements that are not historical in nature, particularly those that utilize terminology such as "will," "potential", "could," "can," "believe," "intends," "continue," "plans," "expects," "estimates" or comparable terminology. Forward-looking statements are based on current expectations and assumptions, and entail various known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus and VaxGen that could cause actual results to differ materially from those expressed in such forward-looking statements include the risk of general business and economic conditions; the failure of the diaDexus stockholders to approve the transaction; the failure of either party to meet any of the other conditions to the closing of the transaction; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; diaDexus' need for and ability to obtain additional financing; the sufficiency of available capital to allow diaDexus to grow revenue or achieve profitability; the risk that diaDexus is unable to obtain required regulatory approvals and to commercially reintroduce its PLAC TIA test in a timely manner, or at all, or that diaDexus revenues are materially adversely affected by the issuance of a "do not use" letter to diaDexus customers with respect to the PLAC TIA test, the technical and commercial merits and potential of diaDexus' diagnostic products; and the difficulty of developing pharmaceutical and diagnostic products, obtaining regulatory and other approvals and achieving market acceptance. Additional factors that could cause VaxGen's results to differ materially from those described in the forward-looking statements can be found in VaxGen's most recent annual reports on Form 10-K and subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, which are filed with the SEC and available at the SEC's web site at www.sec.gov and which discussions also are incorporated herein by reference. The information set forth herein speaks only as of the date hereof, and diaDexus and VaxGen disclaim any intention and do not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.